     As filed with the Securities and Exchange Commission on April 14, 1999
                                                      Registration No. 333-75945
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                              QUADRAMED CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                          68-0316252
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                           1003 WEST CUTTING BOULEVARD
                           RICHMOND, CALIFORNIA 94804
               (Address of principal executive offices) (Zip Code)

                 QUADRAMED CORPORATION 1996 STOCK INCENTIVE PLAN
            CABOT MARSH CORPORATION 1997 INCENTIVE STOCK OPTION PLAN
          PYRAMID HEALTH GROUP, INC. 1997 EMPLOYEE AND CONSULTANT STOCK
                                  OPTION PLAN
           PYRAMID HEALTH SOLUTIONS, INC. 1996 EMPLOYEE AND CONSULTANT
                               STOCK OPTION PLAN
         HOSPITAL CORRESPONDENCE CORPORATION 1995 STOCK OPTION PLAN AND
                 1996 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN
             CODEMASTER CORPORATION 1998 EXECUTIVE STOCK OPTION PLAN
                      IMN LLC 1995 CLASS C UNIT OPTION PLAN
               THE COMPUCARE COMPANY 1997 STOCK COMPENSATION PLAN
         SPECIAL OPTION GRANTS TO MESSRS. HURD, MEHTA, PATEL, DEVITT AND
                                     AHEARN
          AND TO MS. PAPPAS PURSUANT TO WRITTEN COMPENSATION AGREEMENTS

                                 --------------

                                 JAMES D. DURHAM
                             CHIEF EXECUTIVE OFFICER
                              QUADRAMED CORPORATION
                           1003 WEST CUTTING BOULEVARD
                           RICHMOND, CALIFORNIA 94804
                                 (510) 620-2340
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                                 --------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                 Title of                          Amount           Proposed          Proposed            Amount of
                Securities                          to be            Maximum           Maximum          Registration
                   to be                        Registered (1)      Offering          Aggregate              Fee
                Registered                                          Price per       Offering Price
                                                                     Share
=========================================================================================================================
QuadraMed Corporation
1996 Stock Incentive Plan

Common Stock, $0.01 par value                  1,230,698 shares      $4.31(2)       $5,304,308.38(2)      $1,474.60(5)

Cabot Marsh Corporation
1997 Incentive Stock Option Plan

Common Stock, $0.01 par value                     14,775 shares     $22.81(3)         $337,017.75(3)        $93.69(5)

Pyramid Health Group, Inc.
1997 Employee and Consultant Stock Option
Plan

Common Stock, $0.01 par value                     19,930 shares     $9.63(3)          $191,925.90(3)        $53.36(5)

Pyramid Health Solutions, Inc.
1996 Employee and Consultant Stock Option
Plan

Common Stock, $0.01 par value                    137,680 shares     $6.60(3)         $908,688(3)           $252.62(5)

Hospital Correspondence Corporation
1995 Stock Option Plan

Common Stock, $0.01 par value                     31,461 shares     $3.76(3)          $118,293.36(3)        $32.89(5)

Hospital Correspondence Corporation
1996 Employee and Consultant Stock Option
Plan

Common Stock, $0.01 par value                     56,495 shares     $8.30(3)          $468,908.50(3)       $130.36(5)

CodeMaster Corporation
1998 Executive Stock Option Plan

Common Stock, $0.01 par value                    110,544 shares     $8.34(3)          $921,936.96(3)       $256.30(5)

IMN LLC
1995 Class C Unit Option Plan

Common Stock, $0.01 par value                     77,500 shares     $25.81(3)          $2,000,275(3)       $556.08(5)

The Compucare Company
1997 Stock Compensation Plan

Common Stock, $0.01 par value                    506,970 shares(6)  $14.39(3)       $7,295,298.30        $2,028.09(6)

Special Option Grants Pursuant
to Written Compensation Agreements

Common Stock, $0.01 par value

Mr. Hurd                                          50,000 shares     $23.44  (4)     $1,172,000(4)          $325.82(5)
Mr. Mehta                                        150,000 shares     $23.44  (4)     $3,516,000(4)          $977.45(5)
Mr. Patel                                         40,000 shares     $23.44  (4)       $937,600(4)          $260.65(5)
Mr. DeVitt                                        30,000 shares     $23.44  (4)       $703,200(4)          $195.49(5)
Mr. Ahearn                                       100,000 shares     $16.625 (4)     $1,662,500(4)          $462.18(5)
Ms. Pappas                                        50,000 shares     $23.44  (4)     $1,172,000(4)          $325.82(5)

                                                                  Aggregate Filing Fee:                    $6,885.40

                                                                  Aggregate Filing Fee (previously paid): ($5,609.08)(5)
                                                                                                           ----------
                                                                  Aggregate Filing Fee (currently due):    $1,816.32

============================================================================================================================

--------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the QuadraMed Corporation 1996 Stock Incentive Plan, the Cabot Marsh Corporation 1997 Incentive Stock Option Plan, the Pyramid Health Group, Inc. 1997 Employee and Consultant Stock Option Plan, the Pyramid Health Solutions, Inc. 1996 Employee and Consultant Stock Option Plan, the Hospital Correspondence Corporation 1995 Stock Option Plan and 1996 Employee and Consultant Stock Option Plan, the CodeMaster Corporation 1998 Executive Stock Option Plan, the IMN LLC 1995 Class C Unit Option Plan, the Compucare Company 1997 Stock Compensation Plan, and the options granted to Messrs. Hurd, Mehta, Patel, DeVitt and Ahearn and to Ms. Pappas pursuant to Written Compensation Agreements (the "Individual Options") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of QuadraMed Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended the ("1933 Act"), on the basis of the average of the high and low selling prices per share of Common Stock of QuadraMed Corporation on April 6, 1999, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price of each of the Individual Options.

(5) These filing fees were paid in connection with the filing of the Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-75945, on April 9, 1999.

(6) A filing fee of $5,609.08 was paid in connection with the filing of the Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-75945, on April 9, 1999 with respect to the 52,935 shares of Common Stock issuable pursuant to the Compucare Company 1997 Stock Compensation Plan which were registered pursuant to such Registration Statement. An additional filing fee of $1,816.32 is payable with respect to the additional 454,035 shares of Common Stock issuable pursuant to the Compucare Company 1997 Stock Compensation Plan which are being registered pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

--------------------------------------------------------------------------------

                                    AMENDMENT

     On April 9, 1999, QuadraMed Corporation (the "Registrant") registered 52,935 shares of common Stock for issuance under The Compucare Company 1997 Stock Compensation Plan (the "Compucare Plan") on a Form S-8 Registration Statement with the Securities Exchange Commission, Registration Number 333-75945 (the "Registration Statement"). Registrant is hereby registering an additional 454,035 shares under the Compucare Plan.

     Registrant hereby incorporates all of the information contained in the Registration Statement and supplements it with the following information:

                                     PART II

ITEM 8.  EXHIBITS

I.   EXHIBITS

     Number       Exhibit

      5.2 Opinion and consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 13th day of April, 1999.

                                       QUADRAMED CORPORATION


                                       By: /s/ James D. Durham*
                                           --------------------------------
                                           James D. Durham
                                           Chairman of the Board, and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                              Date
             ---------                                    -----                              ----
/s/ James D. Durham*                   Chairman of the Board and                      April 13, 1999
----------------------------------     Chief Executive Officer
James D. Durham                        (Principal Executive Officer)



/s/ Keith M. Roberts*                  General Counsel & Chief Financial              April 13, 1999
----------------------------------     Officer and Assistant Secretary (Principal
Keith M. Roberts                       Financial Officer)



/s/ Bernie J. Murphy*                  Vice President, Finance and Chief              April 13, 1999
----------------------------------     Accounting Officer (Principal Accounting
Bernie J. Murphy                       Officer)



/s/ Albert L. Greene*                  Director                                       April 13, 1999
----------------------------------
Albert L. Greene


/s/ Kenneth E. Jones*                  Director                                       April 13, 1999
----------------------------------
Kenneth E. Jones


/s/ Thomas F. McNulty*                 Director                                       April 13, 1999
----------------------------------
Thomas F. McNulty


/s/ Joan P. Neuscheler*                Director                                       April 13, 1999
----------------------------------
Joan P. Neuscheler

*By: /s/ Keith M. Roberts
    ------------------------------
        Keith M. Roberts
        Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              QUADRAMED CORPORATION

                                  EXHIBIT INDEX



Number    Exhibit
------    -------
5.2       Opinion and consent of Zevnik Horton Guibord McGovern Palmer &
          Fognani, LLP.